UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 29, 2025, Ultragenyx Pharmaceutical Inc. (the “Company”) announced results from the Phase 3 Orbit and Cosmic studies for setrusumab (UX143) in Osteogenesis Imperfecta (“OI”). Neither study achieved statistical significance against the primary endpoints of reduction in annualized clinical fracture rate compared to placebo or bisphosphonates, respectively. Both studies achieved the secondary endpoints of improvements in bone mineral density (“BMD”) against comparators. There was no change in the safety profile observed.

Orbit and Cosmic Results

In the Orbit study, participants experienced statistically significant and substantial improvements in BMD compared to placebo, at levels consistent with the treatment effect observed in the Phase 2 portion of the study. These BMD changes were not accompanied by a corresponding reduction in annualized fracture rates and there was a low fracture rate in the placebo group.

In the pediatric Cosmic study, patients had a substantially higher baseline fracture rate compared to the patients enrolled in Orbit. In this younger patient population, meaningful improvements in BMD were associated with a reduction in annualized fracture rate for setrusumab treated patients compared to bisphosphonate treated patients, though the reduction did not meet statistical significance.

The Company is conducting additional analyses on the data across both studies, including on other bone health and clinical endpoints beyond fractures to assess next steps for the program given the totality of these data.

The Company will implement expense reductions

The Company is evaluating its planned operations and will promptly define and implement significant expense reductions.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, related to the Company’s expectations and projections regarding its future operating results and financial performance, including the Company’s plans to define and implement expense reductions, the Company’s business plans and objectives for UX143, expectations regarding the tolerability and safety of UX143, and future clinical and regulatory developments for UX143, including next steps for the UX143 program. Such forward-looking statements involve substantial risks and uncertainties including, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, the ability of the Company to successfully develop UX143, the Company’s ability to achieve its projected development goals in its expected timeframes, the risk that results from earlier studies may not be predictive of future study results, risks related to adverse side effects, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, the potential for any license or collaboration agreement, including the company’s collaboration agreement with Mereo BioPharma Group plc to be terminated, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 5, 2025, and its subsequent periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical, Inc.

Date:	December 29, 2025	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy